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                    Edward McCrossan
 204 - 1225 Barclay Street, Vancouver, B.C. Canada V6E 1H5
             Tel. & Fax. (604) 681-7362
          e-mail: edmccrossan@hotmail.com
       website: www.geocities.com/circlepacific

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Dewey Jones
President and CEO
Whistler Investments, Inc.
4340 East Washington Avenue, Suite 107
Las Vegas, Nevada 89110



             CONSENT OF GEOLOGICAL CONSULTANT
             --------------------------------



I, Edward McCrossan, P. Geo., hereby consent to the inclusion and reference of my report dated October 3, 2000 entitled "Queen
Property Geological Report" in the Form SB-2 Registration
Statement filed by Whistler Investments, Inc. with the United
States Securities and Exchange Commission.


Dated the 22nd of May, 2001.


/s/ Edward McCrossan
______________________________
Edward McCrossan, P.Geo.
Vancouver, British Columbia, Canada